EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the New York Stock Exchange.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
1/26/2015	Sale	$12.1034	1	9000
1/27/2015	Sale	$12.1450	2	8600
1/28/2015	Sale	$12.3775	3	8000
1/29/2015	Sale	$12.4011	4	8050
1/30/2015	Sale	$12.0238	5	8200
2/2/2015	Sale	$12.0145	6	2200
2/3/2015	Sale	$12.0641	7	14000
2/4/2015	Sale	$12.3044	8	7600
2/5/2015	Sale	$12.4502	9	7509
2/6/2015	Sale	$12.1237	10	8188
2/9/2015	Sale	$12.1489	11	8163
2/10/2015	Sale	$12.3206	12	8200
2/11/2015	Sale	$12.3868	13	8000
2/12/2015	Sale	$12.4896	14	4802
2/13/2015	Sale	$12.7677	15	11000
2/17/2015	Sale	$12.7577	16	7700
2/18/2015	Sale	$12.7350	17	7900
2/19/2015	Sale	$12.8768	18	7900
2/20/2015	Sale	$12.7003	19	7400
2/23/2015	Sale	$12.1666	20	8100
2/24/2015	Sale	$12.0607	21	2300
2/25/2015	Sale	$12.0557	22	8159
2/26/2015	Sale	$12.1419	23	7953
2/27/2015	Sale	$12.0105	24	16200
3/20/2015	Sale	$13.0183	25	72750
3/23/2015	Sale	$13.6582	26	83800
3/24/2015	Sale	$14.1912	27	18800

1 This transaction was executed in multiple trades at prices ranging from $12.00 – 12.11.
2 This transaction was executed in multiple trades at prices ranging from $12.00 – 12.32.
3 This transaction was executed in multiple trades at prices ranging from $12.20 – 12.52.
4 This transaction was executed in multiple trades at prices ranging from $12.20 – 12.48.
5 This transaction was executed in multiple trades at prices ranging from $11.82 – 12.50.
6 This transaction was executed in multiple trades at prices ranging from $12.00 – 12.05.
7 This transaction was executed in multiple trades at prices ranging from $12.00 – 12.22.
8 This transaction was executed in multiple trades at prices ranging from $12.29 – 12.33.
9 This transaction was executed in multiple trades at prices ranging from $12.41 – 12.50.
10 This transaction was executed in multiple trades at prices ranging from $12.03 – 12.48.
11 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
12 This transaction was executed in multiple trades at prices ranging from $12.25 – 12.38.
13 This transaction was executed in multiple trades at prices ranging from $12.24 – 12. 44.
14 This transaction was executed in multiple trades at prices ranging from $12.48 – 12.50.
15 This transaction was executed in multiple trades at prices ranging from $12.75 – 12.81.
16 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
17 This transaction was executed in multiple trades at prices ranging from $12.68 – 12.88.
18 This transaction was executed in multiple trades at prices ranging from $12.81 – 12.95.
19 This transaction was executed in multiple trades at prices ranging from $12.70 – 12.71.
20 This transaction was executed in multiple trades at prices ranging from $12.09 – 12.45.
21 This transaction was executed in multiple trades at prices ranging from $12.05 – 12.11.
22 This transaction was executed in multiple trades at prices ranging from $12.00 – 12.15.
23 This transaction was executed in multiple trades at prices ranging from $12.10 – 12.20.
24 This transaction was executed in multiple trades at prices ranging from $12.00 – 12.05.
25 This transaction was executed in multiple trades at prices ranging from $12.95 – 13.07.
26 This transaction was executed in multiple trades at prices ranging from $13.30 – 13.78.
27 This transaction was executed in multiple trades at prices ranging from $14.00 – 14.44.